CERTIFICATE OF TRUST

                                       OF

                         NATIONS MASTER INVESTMENT TRUST

         The undersigned, constituting the entire Board of Trustees of Nations Master Investment Trust (the "Trust"), in order to form a Delaware business trust pursuant to Section 3810 of the Delaware Business Trust Act, do hereby certify the following:

         1. The name of the Delaware business trust is NATIONS MASTER INVESTMENT TRUST, which is registered as an investment company under the Investment Company Act of 1940, as amended.

         2. The registered office of the Trust in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

         3. The registered agent for service of process on the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

         4. This certificate of trust shall be effective the date it is filed with the Office of the Delaware Secretary of State.

         5. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.


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         IN WITNESS WHEREOF, the undersigned Trustees of NATIONS MASTER
INVESTMENT TRUST have executed this certificate, which may be executed in counterpart, as of this 13th day of January, 1999.

                                                     /s/ Edmund L. Benson, III
                                                     -------------------------
                                                     Edmund L. Benson, III


                                                     /s/ James Ermer
                                                     -------------------------
                                                     James Ermer


                                                     /s/ William H. Grigg
                                                     -------------------------
                                                     William H. Grigg


                                                     /s/ Thomas F. Keller
                                                     -------------------------
                                                     Thomas F. Keller


                                                     /s/ Carl E. Mundy, Jr.
                                                     -------------------------
                                                     Carl E. Mundy, Jr.


                                                     /s/ A. Max Walker
                                                     -------------------------
                                                     A. Max Walker


                                                     /s/ Charles B. Walker
                                                     -------------------------
                                                     Charles B. Walker


                                                     /s/ Thomas S. Word
                                                     -------------------------
                                                     Thomas S. Word


                                                     /s/ James B. Sommers
                                                     -------------------------
                                                     James B. Sommers